Exhibit 10.4

AMENDED AND RESTATED
GITLAB INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

1.PURPOSE. GitLab Inc. adopted the Plan effective as of the Effective Date. The purpose of this Plan is to provide eligible service providers of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company, to enhance such service providers’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 29.

2.ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible service providers of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed, although the Company makes no undertaking or representation to maintain such qualification. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, this Plan authorizes the grant of options under a Non-Section 423 Component that is not intended to meet Section 423 requirements, provided, to the extent necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

3.NUMBER OF SHARES. Subject to Section 15, a total 4,739,966 shares of Common Stock are reserved for issuance under this Plan. In addition, on each February 1 for the first ten (10) calendar years after the first Offering Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of all classes of the Company’s common stock outstanding (on an as-converted basis) on the immediately preceding January 31st (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 15, no more than 32,710,900 shares of Common Stock may be issued over the term of this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 15. Any or all such shares may be granted under the Section 423 Component.

4.ADMINISTRATION. The Plan will be administered by the Committee. The Committee may delegate administrative tasks under the Plan to a subcommittee or to one or more officers to assist with the administration of the Plan pursuant to specific delegation as permitted by applicable law. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all eligible employees and Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility (including that the Committee may determine that an employee of a third party agency who is providing services to a Participating Corporation at the direction of the Participating Corporation is eligible to participate in an Offering Period under the Non-423 Component of this Plan), to designate the Participating Corporations, to determine whether Participating Corporations shall participate in the Section 423 Component or Non-Section 423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub- plans, and/or procedures relating to the operation and administration of the Plan designed to facilitate compliance with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible service providers outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 9 below and to interpret Section 9 of the Plan in connection with circumstances that impact the Fair Market Value. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, and the provisions of the Plan will separately apply to each such separate offering even if the dates of the applicable Offering Periods of each such offering are identical. To the extent permitted by Section 423 of the Code, the terms of each separate offering under the Plan need not be identical, provided that the rights and privileges established with respect to a particular offering are applied in an identical manner to all employees of every Participating Corporation whose employees are granted options under that particular offering. The Committee may establish rules to govern the terms of the Plan and the offering that will apply to Participants who transfer employment or service between the Company and Participating Corporations or between Participating Corporations, in accordance with requirements under Section 423 of the Code to the extent applicable.

5.ELIGIBILITY.

(a)Any employee or Consultant of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of Participants may be excluded from coverage under the Plan if determined by the Committee (other than where such exclusion is prohibited by applicable law):

(i)individuals who do not meet eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);

(ii)individuals who are not employed by or rendering services to the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the
Committee;

(iii)individuals who are customarily employed or rendering service for twenty (20) or less hours per week;

(iv)individuals who are customarily employed or rendering service for five (5) months or less in a calendar year;

(v)(A) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (B) any employees who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(vi)individuals who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) such employee’s participation is prohibited under the laws of the jurisdiction governing such individual, or (B) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; and

(vii)individuals who provide services to the Company or any of its Participating Corporations who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, a Consultant shall not be eligible to participate in the Section 423 Component of an Offering and can only participate in an Offering under the Non-423 Component of this Plan. In addition, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(b)No individual who, together with any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan. Notwithstanding the foregoing, the rules of Section 424(d) of the Code shall apply in determining share ownership and the extent to which shares held under outstanding equity awards are to be treated as owned by the individual.

6.OFFERING DATES.

(a)Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period shall consist of one or more Purchase Periods during which Contributions made by Participants are accumulated under this Plan. Offering Periods may be consecutive or overlapping.

(b)The initial Offering Period shall commence on the Effective Date and shall end with the Purchase Date that occurs on a date selected by the Committee which is approximately twenty-four (24) months after the commencement of the initial Offering Period. The initial Offering Period shall consist of four Purchase Periods (except as otherwise provided by the Committee). Thereafter, a new Offering Period shall commence each twenty-four (24) months thereafter, with each such Offering Period consisting of four six (6)-month Purchase Periods, except as otherwise provided by an applicable sub-plan, or by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date, up to a maximum duration of twenty-seven (27) months.

7.PARTICIPATION IN THIS PLAN.

(a)Any individual who is an eligible employee or Consultant determined in accordance with Section 5 immediately prior to the Initial Offering Period will be automatically enrolled in the Initial Offering Period at a contribution level equal to fifteen percent (15%) of Compensation (as defined in Section 10(a)). With respect to subsequent Offering Periods, any eligible employee or Consultant determined in accordance with Section 5 will be eligible to participate in this Plan, subject to the requirement of Section 7(b) hereof and the other terms and provisions of this Plan.

(b)With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates, subject to the other terms and provisions of this Plan.

(c)Once an individual becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 12 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan, but participation in any subsequent Offering Period will be governed by the Plan and enrollment agreement and other terms in effect on the Offering Date for such relevant Offering Period; a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

8.GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date; provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the start of the Offering Period, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 11(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 11(a) below with respect to the applicable Purchase Date.

9.PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)The Fair Market Value on the Offering Date; or

(b)The Fair Market Value on the Purchase Date.

10.PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.

(a)The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be made in another form (including but not limited to with respect to categories of Participants outside the United States where Contributions must be made in another form due to local legal requirements). The Contributions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary or regular hourly wages; however, the Committee shall have discretion to adopt a definition of Compensation from time to time that includes all cash compensation reported on the employee's Form W-2 or corresponding local country tax return, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, pay during leaves of absence, and draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(b)A Participant may decrease the rate of Contributions during an Offering Period by filing with the Company or a third party designated by the Company a new enrollment agreement, with the new rate to become effective no later than the second pay period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of Contributions may be made once during each Purchase Period of the applicable Offering Period, or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of Contributions for any subsequent Offering Period by filing with the Company or a third party designated by the Company a new enrollment agreement prior to the beginning of such Offering Period, or such other time period as specified by the Committee. The Committee may determine to permit Participants to suspend and/or restart Contributions during any Offering Period.

(c)A Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company or a third party designated by the Company a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second pay period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company, unless such reduction to zero is designated by Participant to be a suspension, as the Committee may determine to permit from time to time.

(d)All Contributions made for a Participant are credited to his or her book account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 9 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of the Common Stock shall be carried forward without interest (except to the extent necessary to comply with local legal requirements outside the United States) into the next Purchase Period or Offering Period, as the case may be, unless otherwise required to be refunded or returned to the Participant pursuant to this Section 10, Section 11(d), Section 12(b), Section 13, Section 14, Section 26, or as otherwise provided by this Plan; however, the Committee may determine that such amounts should be refunded without interest. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).

(f)As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)To the extent required by applicable U.S. or non-U.S. federal, state, or local law, a Participant shall make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding obligations for tax-related items that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

11.LIMITATIONS ON SHARES TO BE PURCHASED.

(a)Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:

(i)In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary).

(ii)In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the immediately preceding calendar year.

(iii)In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any Parent or Subsidiary) in the current calendar year and in the two immediately preceding calendar years.

(b)For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such Contributions, the Company must apply the rate in effect immediately prior to such suspension.

(c)In no event shall a Participant be permitted to purchase more than 5,000 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.

(d)If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(e)Any Contributions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 11, and not covered by Section 10(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

12.WITHDRAWAL.

(a)Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this

Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new enrollment agreement in the same manner as set forth in Section 7 above for initial participation in this Plan. To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any applicable Purchase Period, the Company will automatically withdraw the Participant from the prior Offering Period and enroll such Participant in a new Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such new Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such new Offering Period, if any.

13.TERMINATION OF SERVICE. Termination of a Participant’s service for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee or Consultant of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 13, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated service and the effective date on which the Participant terminated service, regardless of any notice period or garden leave required under local law.

14.RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

15.CAPITAL CHANGES. If the number or class of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 3 and 11 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.

16.NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

17.USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant Contributions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

18.NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

19.NO RIGHTS TO CONTINUED SERVICE. Neither this Plan nor the grant of any option hereunder shall confer any right on any Participant to remain in the service of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such Participant’s service.

20.EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under the Section 423 Component of this Plan shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than six (6) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their Contributions without interest). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 26 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date.

23.DESIGNATION OF BENEFICIARY.

(a)If authorized by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company or a third party designated by the Company at the prescribed location before the Participant’s death.

(b)If authorized by the Company, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant or to the legal heirs of the Participant.

24.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of U.S. or non-U.S. laws, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

25.GOVERNING LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

26.AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. Unless otherwise required by applicable law, if the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 15). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during an Offering Period, establish the exchange ratio applicable to amounts contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 22 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

27.CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

28.CODE SECTION 409A; TAX QUALIFICATION.

(a)Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b)Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

29.DEFINITIONS.

(a)“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(d)“Committee” shall mean the Compensation Committee of the Board that consists exclusively of one or more members of the Board appointed by the Board.

(e)“Common Stock” shall mean the Class A common stock of the Company.

(f)“Company” shall mean GitLab Inc.

(g)“Consultant” shall mean any natural person, including an advisor or independent contractor, providing services as a consultant or advisor to the Company or a Participating Corporation.

(h)“Contributions” means payroll deductions taken from a Participant's Compensation and used to purchase shares of Common Stock under the Plan and, as determined by the Committee in its sole discretion, contributions by other means, provided, however, that allowing such other contributions does not jeopardize the qualification of the Plan as an “employee stock purchase plan” under Section 423 of the Plan.

(i)“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(j)“Effective Date” shall mean the date on which the Registration Statement covering the initial public offering of the shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(k)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(1)if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(2)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(3)if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(4)with respect to the initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of Common Stock;

(5)any method permitted by Section 409A of the Code or

(6)by the Board or the Committee in good faith.

(m)“Non-Section 423 Component” means the part of the Plan which is not intended to meet the requirements set forth in Section 423 of the Code.

(n)“Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.

(o)“Offering Date” shall mean the first business day of each Offering Period. However, for the initial Offering Period the Offering Date shall be the Effective Date.

(p)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 6(a).

(q)“Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(r)“Participant” shall mean an eligible employee or Consultant who meets the eligibility requirements set forth in Section 5 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 7(b).

(s)“Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan. For purposes of the Section 423 Component, only the Parent and Subsidiaries may be Participating Corporations, provided, however, that at any given time a Parent or Subsidiary that is a Participating Corporation under the Section 423 Component shall not be a Participating Corporation under the Non-Section 423 Component.

The Committee may provide that any Participating Corporation shall only be eligible to participate in the Non-Section 423 Component.

(t)“Plan” shall mean this Gitlab Inc. 2021 Employee Stock Purchase Plan, as may be amended from time to time.

(u)“Purchase Date” shall mean the last business day of each Purchase Period.

(v)“Purchase Period” shall mean a period during which Contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 6(b).

(w)“Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 9.

(x)“Section 423 Component” means the part of the Plan, which excludes the Non-Section 423 Component, pursuant to which options to purchase shares of Common Stock under the Plan that satisfy the requirements for “employee stock purchase plans” set forth in Section 423 of the Code may be granted to eligible employees.

(y)“Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.